CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA-CREF Life Separate Account VA-1 of our report dated April 29, 2020, relating to the financial statements of each Sub-Account listed in our report, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA-CREF Life Separate Account VA-1 of our report dated March 11, 2020 relating to the financial statements of TIAA-CREF Life Insurance Company, which appear in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA-CREF Life Separate Account VA-1 of our report dated March 11, 2020, relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2020